                                                                 Exhibit 10.35.3

                             COLLOCATION AGREEMENT

                                 By and Between

                       BellSouth Telecommunications, Inc.

                                      and

                                 DeltaCom, Inc.
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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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                                  Amendment to
                         The Interconnection Agreement
                             BETWEEN DELTACOM, INC.
                     and BellSouth Telecommunications, Inc.
                              Dated March 12, 1997


Pursuant to this Agreement (the "Amendment") DeltaCom, Inc. ("Interconnector") and BellSouth Telecommunications, Inc., ("BellSouth") hereinafter referred to collectively as the "Parties" hereby agree to amend that certain Interconnection Agreement between the Parties dated March 12, 1997 ("Interconnection Agreement").

I.   SCOPE OF AMENDMENT

     A. BellSouth hereby grants to Interconnector a right to occupy that certain enclosed area designated by BellSouth within a BellSouth Central Office, of a size and dimension which is specified by Interconnector and agreed to by BellSouth (hereinafter "Collocation Space"). BellSouth will design and construct at Interconnector's agreed upon expense, a wall or other delineation to establish a clear division between the Collocation Space and other areas of the Central Office dedicated to BellSouth's use.

     B. Interconnector shall use the Collocation Space for the purposes of providing services to Interconnector's customers, installing, maintaining and operating Interconnector's equipment (to include testing and monitoring equipment) which is used to interconnect with telecommunications services and facilities provided by BellSouth. Pursuant to Article III, following, Interconnector may place Interconnector-owned fiber entrance facilities to the Collocation Space, in which case the arrangement is designated "Expanded Interconnection." Placement of equipment in the Collocation Space without the use of Interconnector-owned entrance facilities is designated "Service Interconnection." In addition to, and not in lieu of, interconnection to BellSouth services and facilities, Interconnector may connect to other interconnectors within the designated Central Office. The Collocation Space may be used for no other purposes except as specifically described herein or authorized in writing by BellSouth.

     C. Interconnector may not provide or make available space within the Collocation Space to any third party. Notwithstanding the foregoing, any wholly owned affiliate of Interconnector (i.e., Interconnector's Parent, subsidiary or any entity under common ownership and control with Interconnector) who elects to be made a party to this Amendment may collocate within any Central Office in a separate Collocation Space pursuant to this Amendment by completing the Application/Inquiry process provided for in this Amendment. Any violation of this provision shall be deemed a material breach of this Amendment.

     D. Interconnector agrees to pay the rates and charges identified at Exhibit A attached hereto.

     E. A Collocation Space will be provided to Interconnector at each Central Office identified at Exhibit B attached hereto, which Exhibit shall be updated from time to time as additional Central Offices are made subject to the terms of this Amendment.

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     (9/29/97)                                                       Page 2
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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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II.  TERM OF AMENDMENT

     A.  Term.  The term of this Amendment shall be for an initial period of two
         ----
(2) years, beginning on the Interconnection Agreement date stated above and ending two (2) years later on the month and day corresponding to such date. The Parties agree that any renegotiation of this Amendment upon expiration of the term shall be pursuant to 47 U.S.C. (S)252. Until the revised agreement becomes effective, the Parties shall continue to abide by the rates, terms and conditions of this Amendment.

     B. Upon expiration of the initial term, those service arrangements made available under this Amendment and existing at the time of termination shall continue without interruption under one of the following as agreed to by the
Parties: (a) a new agreement executed by the Parties, (b) standard Interconnection terms and conditions approved and made generally effective by the appropriate regulatory agency in each of BellSouth's nine State regions, (c) Tariff terms and conditions generally available to interconnecting companies, or
(d) if none of the above is available, under the terms of this Amendment on a month-to-month basis until an arbitration proceeding has been concluded by the Parties.

     C.  Commencement Date.  The "Commencement Date" shall be the first day
         -----------------
after Interconnector's equipment becomes operational as described in Article II.D, following.

     D.  Occupancy.  BellSouth will notify Interconnector when the Collocation
         ---------
Space is ready for occupancy. Interconnector must place operational telecommunications equipment in the Collocation Space and connect with BellSouth's network within one hundred eighty (180) days after receipt of such notice. BellSouth may consent to an extension beyond 180 days upon a demonstration by Interconnector that circumstances beyond its reasonable control prevented Interconnector from completing installation by the prescribed date.
If Interconnector fails to place operational telecommunications equipment in the Collocation Space within 180 days and such failure continues for a period of thirty (30) days after receipt of written notice from BellSouth, then and in that event Interconnector's right to occupy the Collocation Space terminates and BellSouth shall have no further obligations to Interconnector with respect to said Collocation Space. Termination of Interconnector's rights to the Collocation Space pursuant to this paragraph shall not operate to release Interconnector from its obligation to reimburse BellSouth for all costs reasonably incurred by BellSouth in preparing the Collocation Space, but rather such obligation shall survive this Amendment. For purposes of this paragraph, Interconnector's telecommunications equipment will be deemed operational when cross-connected to BellSouth's network for the purpose of service provision.

     E.  Termination.  Interconnector may terminate occupancy in a particular
         -----------
Collocation Space upon thirty (30) days prior written notice to BellSouth. Upon termination of such occupancy, Interconnector at its expense shall remove its equipment and other property from the Collocation Space. Interconnector shall have thirty (30) days from the termination date to complete such removal; provided, however, that Interconnector shall continue payment of monthly fees to BellSouth until such date as Interconnector has fully vacated the Collocation Space. Should Interconnector fail to vacate the Collocation Space within thirty
(30) days from the termination date, BellSouth shall have the right to remove the equipment and other property of Interconnector at Interconnector's expense and with no liability for damage or injury to Interconnector's property unless caused by the negligence or intentional misconduct of BellSouth.

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     (9/29/97)                                                       Page 3
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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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III.  USE OF COLLOCATION SPACE

      A.  Nature of Use.  BellSouth shall permit Interconnector to place,
          -------------
maintain and operate in the Collocation Space any equipment that Interconnector is authorized, as described herein, by BellSouth and by Federal or State regulators to place, maintain and operate in collocation space and that is used by Interconnector to provide services which Interconnector has the legal authority to provide. The equipment must at a minimum comply with the BellCore Network Equipment Building System (NEBS) General Equipment Requirements (TR-NWT-000063) and National Electric Code standards. Interconnector may elect to enclose the Collocation Space. Interconnector shall not use the Collocation Space for marketing purposes. Interconnector shall place no signs or marking of any kind (except for a plaque or other identification affixed to Interconnector's equipment and reasonably necessary to identify Interconnector's equipment, and which shall include a list of emergency contacts with telephone numbers), in the area surrounding the Collocation Space or on the grounds of the Central Office housing the Collocation Space.

      B.  Entrance Facilities.  Interconnector may elect to place
          -------------------
Interconnector-owned entrance facilities into the Collocation Space. BellSouth will designate the point of interconnection in proximity to the central office building housing the Collocation Space, such as an entrance manhole or a cable vault. Interconnector will provide and place cable at the point of interconnection of sufficient length to be pulled through conduit and into the splice location. No splicing will be permitted in the entrance manhole. Interconnector will provide a sufficient length of fire retardant riser cable, to which the entrance cable will be spliced, which will extend from the splice location to the Interconnector's equipment in the Collocation Space. Interconnector must contact BellSouth for instructions prior to placing the entrance facility cable in the manhole. Interconnector is responsible for maintenance of the entrance facilities. Dual entrance will be permitted where capacity exists. The interconnection point for entrance facilities extending from a rooftop antenna will be designated by BellSouth on the Application/Inquiry response.

      C.  Demarcation Point.  A point-of-termination bay(s) will designate the
          -----------------
point(s) of interconnection between Interconnector's equipment and/or network and BellSouth's network. Each party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. Interconnector may, at its option, provide its own point-of-termination bay(s) in accordance with BellSouth's guidelines and specifications, which BellSouth will provide upon request.

      D.  Interconnector's Equipment and Facilities.  Interconnector is solely
          -----------------------------------------
responsible for the design, engineering, testing, performance, monitoring, maintenance, and repair of the equipment and facilities used by Interconnector in the Collocation Space. Without limitation of the foregoing provisions, Interconnector will be responsible for servicing, supplying, repairing, installing and maintaining the following on its side of the demarcation point:
(l) cable(s); (2) equipment; (3) point-of-termination cross-connects; (4) point of termination maintenance, including replacement fuses and circuit breaker restoration, if not performed by BellSouth; and (5) connection cable(s) and associated equipment which may be required within the Collocation Space to the points of interconnection.

      E.  Easement Space.  From time to time BellSouth may require access to the
          --------------
Collocation Space. BellSouth retains the right to access such space for the purpose of making equipment and building modifications (e.g., running, altering or removing racking, ducts, electrical wiring, HVAC, and cables). BellSouth will give reasonable notice to Interconnector when access to the Collocation Space is required. Interconnector may elect to be present whenever BellSouth performs work in the Collocation Space. The Parties agree that Interconnector will not bear any of the expense associated with this work.

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     (9/29/97)                                                       Page 4
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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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     F.  Access and Administration.  Interconnector shall have access to the
         -------------------------
Collocation Space twenty-four (24) hours a day, seven (7) days a week. A security escort will be required at Central Offices where separate, secured ingress and egress are not available and access would require Interconnector to traverse restricted areas. All employees, agents and contractors of Interconnector having access to the Collocation Space shall comply with BellSouth's policies and practices pertaining to fire, safety and security, and each such employee, agent or contractor shall display an identification badge issued by Interconnector or certified vendor which contains a current photo, the individual's name and company name/logo. Interconnector agrees to comply with all laws, ordinances and regulations affecting the use of the Collocation Space. Upon expiration of this Amendment, Interconnector shall surrender the Collocation Space to BellSouth in the same condition as when first occupied by the Interconnector except for ordinary wear and tear.

     G.  Interference or Impairment.  Notwithstanding any other provisions of
         --------------------------
this Amendment, equipment and facilities placed in the Collocation Space shall not interfere with or impair service provided by BellSouth or by any other interconnector located in the Central Office; shall not endanger or damage the facilities of BellSouth or of any other interconnector, the Collocation Space, or the Central Office; shall not compromise the privacy of any communications carried in, from, or through the Central Office; and shall not create an unreasonable risk of injury or death to any individual or to the public. If BellSouth reasonably determines that any equipment or facilities of Interconnector violate the provisions of this paragraph, BellSouth shall give written notice to Interconnector, which notice shall direct Interconnector to cure the violation within twenty-four (24) hours or, at a minimum, to commence curative measures within 24 hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. If Interconnector fails to take curative action within 24 hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or interference/impairment of the services provided by BellSouth, then and only in that event BellSouth may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to Interconnector's equipment. BellSouth will endeavor, but is not required, to provide notice to Interconnector prior to taking such action and shall have no liability to Interconnector for any damages arising from such action, except to the extent that such action by BellSouth constitutes gross negligence or willful misconduct.

     H.  Personalty and its Removal.  Subject to requirements of this Amendment,
         --------------------------
Interconnector may place or install in or on the Collocation Space such facilities and equipment as it deems desirable for the conduct of business. Personal property, facilities and equipment placed by Interconnector in the Collocation Space shall not become a part of the Collocation Space, even if nailed, screwed or otherwise fastened to the Collocation Space, but shall retain their status as personalty and may be removed by Interconnector at any time. Any damage caused to the Collocation Space by Interconnector's employees, agents or representatives during the removal of such property shall be promptly repaired by Interconnector at its expense.

     I.  Alterations.  In no case shall Interconnector or any person acting on
         -----------
behalf of Interconnector make any rearrangement, modification, improvement, addition, repair, or other alteration to the Collocation Space or the BellSouth Central Office without the written consent of BellSouth, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by Interconnector.

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     (9/29/97)                                                       Page 5

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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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IV.  ORDERING AND PREPARE OF COLLOCATION SPACE

     A.  Application for Space.  Interconnector shall submit to BellSouth a
         ---------------------
complete and accurate Application and Inquiry document, together with payment of the Application Fee as stated in Exhibit A. The Application shall contain a detailed description and schematic drawing of the equipment to be placed in Interconnector's Collocation Space(s) and an estimate of the amount of square footage required. BellSouth will respond to Interconnector's Application in writing following the completion of review, planning and design activities.
Such response will include estimates on space availability, space preparation costs and space availability dates.

     B.  Bona Fide Firm Order.  Interconnector shall indicate its intent to
         --------------------
proceed with equipment installation in a BellSouth Central Office by submitting a Bona Fide Firm Order to BellSouth. A Bona Fide Firm Order requires Interconnector to complete the Application/Inquiry process described in Article IV.A preceding, submit an updated Application document based on the outcome of the Application/Inquiry process, and pay all applicable fees referenced in
Article V, following. The Bona Fide Firm Order must be received by BellSouth no later than thirty (30) days after BellSouth's response to Interconnector's Application/Inquiry. Space preparation for the Collocation Space will not begin until BellSouth receives the Bona Fide Firm Order and all applicable fees.

     C.  Use of Certified Vendor.  Interconnector shall select an equipment
         -----------------------
installation vendor which has been approved as a BellSouth Certified Vendor to perform all engineering and installation work required in the Collocation Space. BellSouth shall provide Interconnector a list of Certified Vendors upon request. The Certified Vendor shall be responsible for installing Interconnector's equipment and components, extending power cabling to the BellSouth power distribution frame, performing operational tests after installation is complete, and notifying BellSouth's equipment engineers and Interconnector upon successful completion of installation. The Certified Vendor shall bill Interconnector directly for all work performed for Interconnector pursuant to this Amendment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the Certified Vendor.

     D.  Alarm and Monitoring.  BellSouth shall place environmental alarms in
         --------------------
the Central Office for the protection of BellSouth equipment and facilities. Interconnector shall be responsible for placement, monitoring and removal of environmental and equipment alarms used to service the Collocation Space, if such equipment is desired by Interconnector for the protection of its own equipment and facilities. Upon request, BellSouth will provide Interconnector with applicable tariffed service(s) to facilitate remote monitoring of collocated equipment by Interconnector.

     E.  Basic Telephone Service.  Upon request of Interconnector, BellSouth
         -----------------------
will provide basic telephone service to the Collocation Space under the rates, terms and conditions of the then current tariff offering for the service requested.

     F.  Space Preparation.  BellSouth shall pro rate the costs of any
         -----------------
renovation or upgrade to Central Office space or support mechanisms which is required to accommodate physical collocation. Interconnector's pro rated share will be calculated by multiplying such cost by a percentage equal to the amount of square footage occupied by Interconnector divided by the total Central Office square footage receiving renovation or upgrade. For this section, support mechanisms provided by BellSouth may include, but not be limited to heating/ventilation/air conditioning (HVAC) equipment, HVAC duct work, cable support structure, fire wall(s), mechanical upgrade, asbestos abatement, ground plane addition, or separate ingress/egress construction. Such renovation or upgrade will be evaluated and the charges assessed on a

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     (9/29/97)                                                       Page 6
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              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
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per Central Office basis. BellSouth will make best efforts to provide for occupancy of the Collocation Space on the negotiated date and will advise Interconnector of delays. Interconnector agrees BellSouth shall not be liable to Interconnector for delays in providing possession of the Collocation Space.

     G.  Space Enclosure.  Upon request of Interconnector, BellSouth shall
         ---------------
construct an equipment arrangement enclosure of a size and dimension jointly agreed upon by the Parties. Interconnector may request enclosed floor space in increments of one hundred (100) square feet, with a minimum of one hundred (100) square feet. Interconnector may, at its option, arrange with a BellSouth certified contractor to construct the space enclosure in accordance with BellSouth's guidelines and specifications. Such contractor shall directly bill Interconnector for activities associated with the space enclosure construction.

     H.  Cancellation.  If Interconnector cancels its order for the Collocation
         ------------
Space(s), Interconnector will reimburse BellSouth for any expenses incurred up to the date that written notice of the cancellation is received. In no event will the level of reimbursement under this paragraph exceed the maximum amount Interconnector would have otherwise paid for work undertaken by BellSouth if no cancellation of the order had occurred.

V.   RATES AND CHARGES

Interconnector shall pay for Collocation Space(s) according to the rates contained in Exhibit A attached hereto and pursuant to the following:

     A.  Non-recurring Fees.  In addition to the Application Fee referenced in
         ------------------
Article IV preceding, Interconnector shall remit payment of a Cable Installation Fee, Space Construction Fee, as applicable, and one-half (1/2) of the estimated Space Preparation Fee coincident with submission of a Bona Fide Firm Order. The outstanding balance of the actual Space Preparation Fee shall be due thirty (30) days following Interconnector's receipt of a bill or invoice from BellSouth. BellSouth shall provide documentation to establish the actual Space Preparation Fee. Cable Installation Fee(s) are assessed per entrance fiber placed. No Cable Installation Fee is required for Service Interconnection. The Space Preparation Fee will be pro rated as prescribed in Article IV.F preceding. The Space Enclosure Construction Fee will be assessed for the materials and installation cost of the equipment enclosure. BellSouth's engineering and other labor time associated with establishing the Physical Collocation Arrangement will be assessed as Additional Engineering charges, under provisions in BellSouth's F.C.C. Number I Tariff, Sections 13.1 and 13.2. An estimate of the Additional Engineering charges will be provided by BellSouth to Interconnector in the Application Response.

     B.  Floor Space.  The floor space charge includes charges for lighting,
         -----------
heat, air conditioning, ventilation and other allocated expenses associated with maintenance of the Central Office but does not include amperage necessary to power Interconnector's equipment. When the Collocation Space is enclosed by walls or other divider, Interconnector shall pay floor space charges based upon the number of square feet so enclosed. When the Collocation Space is not enclosed, Interconnector shall pay floor space charges based upon the number of square feet contained in a shadow print of Interconnector's equipment racks and POT bay, plus a factor of 2.50 multiplied by the shadow print, which represents Interconnector's share of wiring and provisioning aisle space for provisioning and maintenance activities. Floor space charges are due beginning with the date on which BellSouth releases the Collocation Space for occupancy or on the date Interconnector first occupies the Collocation Space, whichever is sooner.

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     (9/27/97)                                                       Page 7
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     C.  Power.  Charges for -48V DC power will be assessed per ampere per month
         -----
based upon the certified vendor engineered and installed power feed fused ampere capacity. Rates include redundant feeder fuse positions (A&B) and cable rack to Interconnector's equipment or space enclosure. Fuses and power feed cables
(A&B) must be engineered (sized), furnished and installed by Interconnector's certified vendor. The Interconnector's certified vendor must also provide a copy of the engineering power specification prior to the Commencement Date. In the event BellSouth shall be required to construct additional DC power plant or upgrade the existing DC power plant in a central office as a result of Interconnector's request to collocate in that central office ("Power Plant Construction"), Interconnector shall pay all costs associated with the Power Plant Construction. The determination of whether Power Plant Construction is necessary shall be within BellSouth's sole, but reasonable, discretion.
BellSouth will notify Interconnector of the need for the Power Plant
Construction and will estimate the costs associated with the Power Plant Construction if BellSouth were to perform the Power Plant Construction. Interconnector shall pay BellSouth one-half of the estimated Power Plant Construction costs prior to commencement of the work. Interconnector shall pay BellSouth the balance due (actual cost less one-half of the estimated cost) within thirty (30) days of completion of the Power Plant Construction. Interconnector has the option to perform the Power Plant Construction itself; provided, however, that such work shall be performed by a BellSouth certified contractor and such contractor shall comply with BellSouth's guidelines and specifications. Where the Power Plant Construction results in construction of a new power plant room, upon termination of this Amendment, Interconnector shall have the right to remove its equipment from the power plant room, but shall otherwise leave the room intact. Where the Power Plant Construction results in an upgrade to BellSouth's existing power plant, upon termination of this Amendment, such upgrades shall become the property of BellSouth.

     D.  Security Escort.  A security escort will be required whenever
         ---------------
Interconnector or its approved agent desires access to the entrance manhole or must traverse a restricted area within BellSouth's central office. Rates for a BellSouth security escort are assessed in one-half (1/2) hour increments according to the schedule appended hereto as Exhibit A.

     E.  Rate "True-Up".  The Parties agree that the interim prices reflected
         --------------
herein shall be "trued-up" (up or down) based on final prices either determined by further agreement or by final order, including any appeals, in a proceeding involving BellSouth before the regulatory authority for the State in which the services are being performed or any other body having jurisdiction over this Amendment (hereinafter "Commission"). Under the "true-up" process, the interim price for each service shall be multiplied by the volume of that service purchased to arrive at the total interim amount paid for that service ("Total Interim Price"). The final price for that service shall be multiplied by the volume purchased to arrive at the total final amount due ("Total Final Price'). The Total Interim Price shall be compared with the Total Final Price. If the Total Final Price is more than the Total Interim Price, Interconnector shall pay the difference to BellSouth. If the Total Final Price is less than the Total Interim Price, BellSouth shall pay the difference to Interconnector. Each party shall keep its own records upon which a "true-up" can be based and any final payment from one party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such "'true-up," the Parties agree that the Commission shall be called upon to resolve such differences.

     F.  Other.   Payment of all other charges under this Amendment shall be due
         -----
thirty (30) days after receipt of the bill (payment due date). Interconnector will pay a late payment charge of one and one-half percent (1-1/2%) assessed monthly on any balance which remains unpaid after the payment due date.

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     (9/29/97)                                                       Page 8
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VI.  INSURANCE

     A. Interconnector shall, at its sole cost and expense, procure, maintain and keep in force insurance as specified in this Article VI and underwritten by insurance companies licensed to do business in the states contained in Exhibit B attached hereto and having a BEST Insurance Rating of B ++ X (B ++ ten).

     B.  Interconnector shall maintain the following specific coverages:

          1. Commercial General Liability coverage in the amount of ten million dollars ($10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). BellSouth shall be named as an ADDITIONAL INSURED on ALL applicable policies as specified herein.

          2. Statutory Workers Compensation coverage and Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

          3. Interconnector may elect to purchase business interruption and contingent business interruption insurance, having been advised that BellSouth assumes no liability for loss of profit or revenues should an interruption of service occur.

     C. The limits set forth in Article VI.B above may be increased by BellSouth from time to time during the term of this Amendment upon thirty (30) days notice to Interconnector to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

     D. All policies purchased by Interconnector shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by BellSouth. All insurance must be in effect on or before the date equipment is delivered to BellSouth's Central Office and shall remain in effect for the term of this Amendment or until all Interconnector's property has been removed from BellSouth's Central Office, whichever period is longer. If Interconnector fails to maintain required coverages, BellSouth may pay the premiums thereon and seek reimbursement of same from Interconnector.

     E. Interconnector shall submit certificates of insurance reflecting the coverages required pursuant to this Section a minimum of ten (10) days prior to the commencement of any work in the Collocation Space. Interconnector shall arrange for BellSouth to receive thirty (30) days advance notice of cancellation from Interconnector's insurance company. Interconnector shall forward a certificate of insurance and notice of cancellation to BellSouth at the following address:

         BellSouth Telecommunications, Inc.
         Attn:  Risk Management Coordinator
         3535 Colonnade Parkway, S9AI
         Birmingham, Alabama 35243

     F. Interconnector must conform to recommendations made by BellSouth's fire insurance company to the extent BellSouth has agreed to, or shall hereafter agree to, such recommendations.

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     (9/29/97)                                                       Page 9
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      G.  Failure to comply with the provisions of this Section will be deemed a material breach of this Amendment.


VII.  MECHANICS LIENS

If any mechanics lien or other liens shall be filed against property of BellSouth, or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for Interconnector or by reason of any changes, or additions to BellSouth property made at the request or under the direction of the Interconnector, Interconnector shall, within thirty (30) days after receipt of written notice from BellSouth either pay such lien or cause the same to be bonded off BellSouth's property in the manner provided by law. Interconnector shall also defend on behalf of BellSouth, at Interconnector's sole cost and expense, any action suit or proceeding which may be brought for the enforcement of such liens and Interconnector shall pay any damage and discharge any judgment entered thereon.


VIII. INSPECTIONS

BellSouth shall conduct an inspection of Interconnector's equipment and facilities in the Collocation Space(s) prior to the activation of facilities between Interconnector's equipment and equipment of BellSouth. BellSouth may conduct an inspection if Interconnector adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. BellSouth shall provide Interconnector with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections.


IX.   SECURITY

Only BellSouth employees, BellSouth certified vendors and authorized employees or agents of Interconnector will be permitted in the BellSouth Central Of rice. Interconnector shall provide its employees and agents with picture identification which must be worn and visible at all times while in the Collocation Space or other areas in or around the Central Office. BellSouth may refuse entry to any person who fails to display the identification required by this section.


X.    INDEMNITY/LIMITATION OF LIABILITY

      A.   Liability Cap.
           -------------
           1. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by Interconnector, any Interconnector customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Amendment, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Article,

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     (9/29/97)                                                       Page 10
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BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Amendment, for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by Interconnector, by any Interconnector customer or by any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by Interconnector resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Amendment shall not be subject to such limitation of liability.

         2. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by Interconnector pursuant to or in connection with this Amendment, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Article, Interconnector's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Amendment for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of Interconnector and claims for damages by BellSouth resulting from the failure of Interconnector to honor in one or more material respects any one or more of the material provisions of this Amendment shall not be subject to such limitation of liability.

     B. Neither Party shall be liable for any act or omission of any other telecommunications company to the extent such other telecommunications company provides a portion of a service provided by Interconnector to its customers.

     C. Neither Party shall be liable for damages to the other Party's terminal location, point of interconnection, or the other Party's customers' premises resulting from the furnishing of a service, including but not limited to the installation and removal of equipment and associated wiring, except to the extent the damage is caused by such Party's gross negligence or willful misconduct.

     D. No Consequential Damages - Except as otherwise provided in this Article X, neither Party shall be liable to the other Party for any indirect, incidental, consequential, reliance, or special damages suffered by such other Party (including without limitation damages for harm to business, lost revenues, lost savings, or lost profits suffered by such other Party), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation negligence of any kind whether active or passive, and regardless of whether the Parties knew of the possibility that such damages could result. Each Party hereby agrees to hold harmless the other Party and such other Party's affiliates, and their respective officers, directors, employees and agents from all such damages. Provided, however, nothing contained in this Article X shall limit a Party's liability to the other for (i) willful or intentional misconduct, gross negligence, or failure to honor one or more of the material provisions of this Amendment in one or more material respects; (ii) bodily injury, death or damage to tangible real or tangible personal property proximately caused by a Party's negligent act or omission or that of its agents, subcontractors or employees, nor shall anything contained in this Article X limit the Parties' indemnification obligations as specified herein.

     E.  Obligation to Indemnify.
         -----------------------
         1. Each Party (the "Indemnifying Party") shall, and hereby agrees to, defend at the other Party's request, indemnify and hold harmless the other Party and each of its officers, directors, employees and agents (each, an "Indemnitee") against and in respect of any loss, debt, liability, damage,

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

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a "Claim") (i) arising from any breach of any representation, warranty or covenant made by such indemnifying party in this Amendment, or (ii) based upon injuries or damage to any person or property arising out of or in connection with this Amendment that are the result of the Indemnifying Party's actions, breach of Applicable Law, or the actions of the Indemnifying Party's employees, agents and subcontractors.

         2. Promptly after receipt of notice of any Claim or the commencement of any action for which a Party may seek indemnification pursuant to this
Article X, the Indemnitee shall promptly give written notice clearly referencing this Article X to the Indemnifying Party of such Claim or action; provided, however, the Indemnitee's failure to so notify the Indemnifying Party will not relieve the latter from any liability it may have to the Indemnitee except to the extent the Indemnifying Party is actually prejudiced by such failure. The Indemnitee shall cooperate, at the indemnifying Party's expense, with all reasonable requests made by the Indemnifying Party for assistance or information relating to such Claim or action. The Indemnitee will have the right to participate in the investigation, defense and settlement of such Claim or action, with separate counsel chosen and paid for by the Indemnitee. However, the Indemnifying Party will have the right to control the defense and settlement of such Claim or action.

     F. Each Party's failure to perform under this Amendment shall be excused by labor strikes, civil commotion, criminal actions taken against them, acts of God, and other circumstances beyond their reasonable control.

     G. The obligations of the Parties contained within this Article X shall survive the expiration of this Amendment.


XI.  PUBLICITY

Either Party agrees to submit to the other Party all advertising, sales promotion, press releases, and other publicity matters relating to this Amendment or mentioning or implying the tradenames, logos, trademarks or service marks (hereinafter "Marks") of the other Party and/or any of its affiliated companies or language from which the connection of said Marks therewith may be inferred or implied, or mentioning or implying the names of any personnel of the other Party and/or any of its affiliated companies, and each Party further agrees not to publish or use such advertising, sales promotions, press releases, or publicity matters without the other Party's prior written consent.


XII. DESTRUCTION OF COLLOCATION SPACE

In the event a Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for Interconnector's permitted use hereunder, then either party may elect within ten (10) days after such damage, to terminate this Amendment, and if either party shall so elect, by giving the other written notice of termination, both parties shall stand released of and from further liability under the terms hereof. If the Collocation Space shall suffer only armor damage and shall not be rendered wholly unsuitable for Interconnector's permitted use, or

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     (9/29/97)                                                       Page 12

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

is damaged and the option to terminate is not exercised by either party, BellSouth covenants and agrees to proceed promptly without expense to Interconnector, except for improvements not the property of BellSouth, to repair the damage. BellSouth shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of BellSouth, which causes shall not be construed as limiting factors, but as exemplary only. Where allowed and where practical in the sole judgment of BellSouth, Interconnector may erect a temporary facility while BellSouth rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, Interconnector shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for Interconnector's permitted use, until such Collocation Space is fully repaired and restored and Interconnector's equipment installed therein (but in no event later than thirty (30) days after the Collocation Space is fully repaired and restored).


XIII.  EMINENT DOMAIN

If the whole of a Collocation Space shall be taken by any public authority under the power of eminent domain, then this Amendment shall terminate as of the day possession shall be taken by such public authority and rent and other charges for the Collocation Space shall be paid up to that day with proportionate refund by BellSouth of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Collocation Space shall be taken under eminent domain, BellSouth and Interconnector shall each have the right to terminate this Amendment and declare the same null and void, by written notice of such intention to the other party within ten (10) days after such taking.


XIV.  FORCE MAJEURE

Neither party shall be in default by reason of any failure in performance of this Amendment, in accordance with its terms and conditions, if such failure arises out of causes beyond the control of the nonperforming party including, but not restricted to, acts of God, acts of government, insurrections, fires, floods, accidents, epidemics, quarantines, restrictions, strikes, freight embargoes, inability to secure raw materials or transportation facilities, acts or omissions of carriers or any and all other causes beyond the party's control.


XV.  ASSIGNMENT

Interconnector acknowledges that this Amendment does not convey any right, title or interest in the Central Office to Interconnector. Interconnector may not sublet its rights under this Amendment, nor shall it allow a third party to use or occupy the Collocation Space at any time or from time to time without the prior written consent, and at the sole discretion, of BellSouth. This Amendment is not assignable by either party without the prior written consent of the other party, and any attempt to assign any of the rights, duties or obligations of this Amendment without such consent is void. Notwithstanding the foregoing, either party may assign any rights, duties or obligations of this Amendment to a parent, subsidiary or affiliate without the consent of the other party.

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     (9/29/97)                                                       Page 13

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

XVI.  NONEXCLUSIVITY

Interconnector understands that this Amendment is not exclusive and that BellSouth may enter into similar agreements with other parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.


XVII.  NO IMPLIED WAIVER

No consent or waiver by either party to or of any breach of any covenant, term, condition, provision or duty of the other party under this Amendment shall be construed as a consent to or waiver of any other breach of the same, or any other covenant, term, condition, provision or duty. No such consent or waiver shall be valid unless in writing and signed by the party granting such consent or waiver.


XVIII.  NOTICES

Except as otherwise provided herein, any notices or demands that are required by law or under the terms of this Amendment shall be given or made by Interconnector or BellSouth in writing and shall be given by hand delivery, or by certified or registered mail, and addressed to the Parties as follows:

   To BellSouth:                         To Interconnector:
   ------------                          ------------------

   BellSouth Telecommunications, Inc.    DeltaCom, Inc.
   3535 Colonnade Parkway, South E4E1    206 West 9th Street
   Birmingham, Alabama 35243             West Point, Georgia 31833
   Attn:  Nancy Nelson                   Attn:  Janine Kemp

                                         With copy to:
                                         -------------

                                         DeltaCom, Inc.
                                         700 Boulevard South, Suite 101
                                         Huntsville, Alabama 35802
                                         Attn:  General Counsel

Such notices shall be deemed to have been given in the case of certified or registered mail when deposited in the United States mail with postage prepaid.


XIX.  RESOLUTION OF DISPUTES

Except as otherwise stated in this Amendment, the Parties agree that if any dispute arises as to the interpretation of any provision of this Amendment or as to the proper implementation of this Amendment, the parties will petition the Commission in the state where the services are provided pursuant to this Amendment for a resolution of the dispute. However, each party reserves any rights it may have to seek judicial review of any ruling made by the Public Service Commission concerning this Amendment.

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     (9/29/97)                                                       Page 14

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

XX.  SECTION HEADINGS

The section headings used herein are for convenience only, and shall not be deemed to constitute integral provisions of this Amendment.


XXI.  AUTHORITY

Each of the parties hereto warrants to the other that the person or persons executing this Amendment on behalf of such party has the full right, power and authority to enter into and execute this Amendment on such party's behalf and that no consent from any other person or entity is required as a condition precedent to the legal effect of this Amendment.


XXII.  REVIEW OF AMENDMENT

The parties acknowledge that each has had an opportunity to review and negotiate this Amendment and has executed this Amendment only after such review and negotiation. The parties further agree that this Amendment shall be deemed to have been drafted by both Licensor and Licensee and the terms and conditions contained herein shall not be construed any more strictly against one party or the other. This Amendment is entered without prejudice to any positions which either Party has taken, or may take in the future, before any legislative, regulatory, judicial or other governmental body.

The Parties agree that all of the other provisions of the Interconnection Agreement dated March 12, 1997, including any amendments thereto, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives in one or more counterparts, each of which shall constitute an original, on the date indicated below.

BELLSOUTH TELECOMMUNICATIONS,              DELTACOM, INC.
INC.

/s/ Jerry Hendrix                          /s/ Tom Mullis
-----------------------------              -----------------------------
Authorized Signature                       Authorized Signature


Jerry D. Hendrix                           Tom Mullis
-----------------------------              -----------------------------
Print or Type Name                         Print or Type Name


Director                                   Sr. Vice President
-----------------------------              -----------------------------
Title                                      Title

10/3/97                                    10/2/97
-----------------------------              -----------------------------
Date                                       Date

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     (9/29/97)                                                       Page 15

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                     Page 1 of 3

                         SCHEDULE OF RATES AND CHARGES


Rate Element Description                           Type of Charge                               Charge
------------------------                           --------------                               ------

Application Fee                                    NRC (per Arrangement, per C.O.)              $3,850.00
Subsequent Application Fee (Note 1)                NRC (per Arrangement, per C.O.)              $1,600.00

Space Preparation Fee (Note 2)                     NRC (per Arrangement, per C.O.)              ICB
Space Enclosure Construction Fee (Note 2)          NRC (per 100 square feet)                    $4,500.00
Space Preparation and Construction
   Reimbursement for ATHNGAMA                      NRC (see Note 3)                             $26,000.00

Additional Engineering Fee (Note 4)                NRC                                          ICB
Cable Installation                                 NRC (per entrance cable)                     $2,750.00
Floor Space     Zone A                             RC (per square foot)                         $7.50
                Zone B                             RC (per square foot)                         $6.75

Power                                              RC (per amp)                                 $5.00

Cable Support structure                            RC (per entrance cable)                      $13.35

Cross-Connects  2-wire                             RC (per cross-connect)                       $0.30
                4-wire                             RC (per cross-connect)                       $0.50
                DS1                                RC (per cross-connect)                       $8.00
                DS3                                RC (per cross-connect)                       $72.00

                2-wire                             NRC (first cross-connect)                    $19.20
                4-wire                             NRC (first cross-connect)                    $19.20
                DS1                                NRC (first cross-connect)                    $155.00
                DS3                                NRC (first cross-connect)                    $155.00

                2-wire                             NRC (each additional cross-connect)          $19.20
                4-wire                             NRC (each additional cross-connect)          $19.20
                DS1                                NRC (each additional cross-connect)          $27.00
                DS3                                NRC (each additional cross-connect)          $27.00

POT Bay         2-wire                             RC (per cross-connect)                       $0.40
                4-wire                             RC (per cross-connect)                       $1.20
                DS1                                RC (per cross-connect)                       $1.20
                DS3                                RC (per cross-connect)                       $8.00

Additional Security Access Cards                   NRC-ICB (each)                               $10.00


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     (9/29/97)                                                     Page 16

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                     Page 2 of 3

                     SCHEDULE OF RATES AND CHARGES (CONT.)


Rate Element Description                           Type of Charge                              Charge
------------------------                           --------------                              ------

Direct Connection (Note 5)
  (1) Fiber Arrangement                            RC (per cable, per linear foot)              $0.06
      -with Initial Application                    NRC (per arrangement)                        n/a
      -Subsequent to Application                   NRC (per Arrangement)                        $246.00

  (2) Copper or Coaxial Arrangement                RC (per cable, per linear foot)              $0.03
      -with Initial Application                    NRC (per Arrangement)                        n/a
      -Subsequent to Application                   NRC (per Arrangement)                        $246.00

Security Escort
      Basic - first half hour                      NRC-ICB                                      $41.00
      Overtime - first half hour                   NRC-ICB                                      $48.00
      Premium - first half hour                    NRC-ICB                                      $55.00

      Basic - additional half hour                 NRC-ICB                                      $25.00
      Overtime - additional half hour              NRC-ICB                                      $30.00
      Premium - additional half hour               NRC-ICB                                      $35.00


Notes
-----

NRC: Non-recurring Charge - one-time charge
RC:  Recurring Charge - charged monthly
ICB: Individual Case Basis - one-time charge

(1)  Subsequent Application Fee.  BellSouth requires the submission of an
     --------------------------
     Application Fee for modifications to an existing arrangement. However, when the modifications do not require BellSouth to expend capital (e.g., additional space or power requirements, BST termination/cross-connect equipment, etc.), BellSouth will assess the Subsequent Application Fee in lieu of the Application Fee.

(2)  Space Preparation Fee.  The Space Preparation Fee is a one-time fee,
     ---------------------
     assessed per arrangement, per location. It recovers costs associated with the shared physical collocation area within a central office, which include survey, engineering, design and building modification costs. BellSouth will pro rate the total shared space preparation costs among the collocators at each location based on the amount of square footage occupied by each collocator. This charge may vary depending on the location and the type of arrangement requested.

     Space Enclosure Construction Fee. The Space Enclosure Construction Fee is a
     --------------------------------
     one-time fee, assessed per enclosure, per location. It recovers costs associated with providing an optional equipment arrangement enclosure, which include architectural and engineering fees, materials, and

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     (9/29/97)                                                     Page 17

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                     Page 3 of 3

                     SCHEDULE OF RATES AND CHARGES (CONT.)

Notes (cont.)
-------------

(2)  (cont.)

     installation costs. This fee is assessed in 50 square-foot increments, with a minimum space enclosure size of 100 square feet. Interconnector may, at its option, arrange with a BellSouth certified contractor to construct the space enclosure in accordance with BellSouth s guidelines and specifications. In this event, the contractor shall directly bill Interconnector for the space enclosure, and this fee shall not be applicable.

(3) A one-time fee of twenty-six thousand dollars ($26,000) shall be charged for the one hundred (100) square-foot fire-walled enclosure currently occupied by Interconnector in the ATHNGAMA Central Office when Interconnector elects to convert such arrangement in place from Virtual Collocation to Physical Collocation. Should additional construction work be required to either "make-ready" the space per Interconnector's request or to enclose additional square footage, BellSouth shall assess construction charges on an individual ease basis. Such construction charges will be provided by BellSouth in the Application Response.

(4)  Additional Engineering Fee.  BellSouth's engineering and other labor costs
     --------------------------
     associated with establishing the Physical Collocation Arrangement shall be recovered as Additional Engineering charges, under provisions in BellSouth's F.C.C. Number 1 Tariff, Sections 13.1 and 13.2. An estimate of the Additional Engineering charges shall be provided by BellSouth in the Application Response.

(5)  Direct Connection.  As stated in Article I.B of the Collocation Agreement,
     -----------------
     Interconnector may connect to other interconnectors within the designated Central Office in addition to, and not in lieu of, interconnection to BellSouth services and facilities. Interconnector must use its Certified Vendor to place the direct connection. The Direct Connection NRC is assessed when direct connection is the only work requested by Interconnector. If any other work in addition to the direct connection is being requested, whether for an initial installation of a Collocation Space or for an augmentation to an existing Collocation Space, an Application Fee or a Subsequent Application Fee will be assessed in lieu of the Direct Connection NRC. Construction charges may also apply; BellSouth shall provide an estimate of these charges in the Application Response.

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     (9/29/97)                                                           Page 18

              BellSouth Telecommunications, Inc. & DeltaCom, Inc.
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                  BONA FIDE PHYSICAL COLLOCATION ARRANGEMENTS

CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:


CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:


CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:


CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:


CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:


CENTRAL OFFICE NAME:
CENTRAL OFFICE CLLI CODE:
CITY:
STATE:
DATE OF BONA FIDE FIRM ORDER:



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     (9/29/97)                                                           Page 19